Exhibit 99.1

Byrna Technologies Announces Voluntary Delisting from the Canadian Securities Exchange

ANDOVER, MA (AUGUST 12, 2021) – Byrna Technologies Inc. (NASDAQ: BYRN) (CSE: BYRN) ("Byrna" or "the Company") today announced that it has filed a request with the Canadian Securities Exchange (the “CSE”) to voluntarily delist its shares of common stock from the CSE. Byrna’s shares will continue to be listed on the NASDAQ Capital Markets ("Nasdaq").

Byrna's shares began trading on the Nasdaq on May 5, 2021 under the symbol "BYRN", with the result that in excess of 95% of the Company's shares currently trade on the Nasdaq. Given the volume of trading on the Nasdaq, the Company does not expect any adverse impact on the liquidity or value of the Company's shares and expects to generate savings in fees and resources associated with a dual listing.

Byrna has requested that the CSE grant its request effective upon the close of business on Thursday, August 19, 2021 and anticipates that upon the open of the trading day on Friday August 20, 2021, the Company's shares will only trade on the Nasdaq.

The Company expects to continue to be a reporting issuer in certain jurisdictions in Canada and remain subject to continuous disclosure requirements under applicable securities laws in Canada.

The Company has confirmed that Nasdaq listed securities are designated as a “qualified investment” for the purposes of maintaining Byrna shares in Canadian Registered Savings Plans, including RRSP, RESP, RRIF, RDSP and TFSA.

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state of the art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store www.byrna.com.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "projects", "intends", "anticipates" and "believes" and statements that certain actions, events or results "may", "could", "would", "should", "might," "occur", "be achieved" or "will be taken." Forward-looking statements in this news release include delisting of the shares from the CSE (including timing of such delisting), continued trading on the Nasdaq, the liquidity and value of the shares on the Nasdaq, and costs savings resulting from the delisting of the share from the CSE. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied. Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including the CSE’s response to the request or a change in the Company’s status or trading volume on the Nasdaq. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620